Exhibit 10.8

SECURITY ASSIGNMENT AGREEMENT

THIS SECURITY ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of this 27th day of January, 2017 by and among American Power Group Corporation, a Delaware corporation (the “Company”), and (ii) the parties identified on Schedule A hereto (together with any subsequent parties, or transferees, who become parties hereto as “Investors” pursuant to the terms hereof, collectively the “Investors”).

RECITALS

A. Concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into a Convertible Note Purchase Agreement (the “Purchase Agreement”) providing for the sale and purchase of the Company’s Subordinated Contingent Convertible Promissory Notes (the “Notes”).

B. It is a condition to the Investors’ obligations to purchase the Notes that the Company and the Investors execute and deliver this Agreement for the purpose of providing certain collateral to secure the Company’s obligations under the Notes.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

1. Assignment. The Company does hereby assign and pledge to the Agent, as such term is defined below, on behalf of the Investors, and subject to the last sentence of this Section 1, as collateral security for payment of the Notes, all of its right, title and interest in, to the following instruments, each as amended and/or restated to date and as the same may be amended and/or restated in the future (collectively, the “Contracts):

●	The Loan and Security Agreement dated as of June 30, 2015, by and between Trident Resources LLC (“Trident”) and the Company;

●	The Amended and Restated Senior Secured Demand Note dated as of December 1, 2015, in the principal amount of $497,190, issued by Trident in favor of the Company;

●	The Secured Personal Guaranty dated as of June 30, 2015, issued by Thomas Lockhart (the “Guarantor”) in favor of the Company;

●	The Security Agreement dated as of June 30, 2015, between the Guarantor and the Company; and

●	Any and all financing statements, instruments and other rights relating to any of the foregoing (together with the Contracts, the “Collateral”).

The Investors acknowledge that the Company has previously granted to Iowa State Bank (the “Bank”) a first priority security interest in the Collateral and that the security interest and collateral assignment granted herein are and shall be entirely subordinate to the Bank’s rights in the Collateral.

2. Appointment of the Agent. The Investors hereby appoint Arrow LLC as collateral agent for the Investors under this Agreement (in such capacity, the “Agent”) to serve from the date hereof until the termination of the security interest and collateral assignment granted herein. Each Investor hereby irrevocably authorizes the Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the holders of fifty-one percent (51%) of the aggregate principal amount of the Notes outstanding in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Investor hereby irrevocably appoints and authorizes the Agent to act as the agent of such Investor for purposes of acquiring, holding and enforcing any and all security interests and rights in the Collateral granted by the Company therein, together with such powers and discretion as are reasonably incidental thereto. The Agent may exercise any rights available under applicable law that the Agent reasonably deems necessary or advisable to secure the rights, for the benefit of the Investors, in and to the Collateral.

3. Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, as such term is defined in the Notes, the Agent, on behalf of the Investors, shall have the right (but not the obligation) to assume all rights and obligations of the Company under the Collateral and to enforce such rights against Trident and the Guarantor. Nothing herein contained shall be deemed to affect or impair any rights which the Agent or any Investor may have under the Notes or the other Transaction Documents, as such term is defined in the Purchase Agreement.

4. Application of Proceeds. The Agent, upon realizing on any Collateral in whatever manner the Agent deems necessary or advisable for the benefit of the Investors in accordance with applicable law, shall pay to each Investor the monies realized from the Collateral in the following order and priority, notwithstanding any provision in any Note that could be construed to the contrary: (i) first: to pay the Agent all of the Agent’s reasonable costs and expenses associated with the enforcement of its rights pursuant to this Agreement; (ii) second: until such time as all accrued and unpaid interest owed to each Investor under the Notes is paid in full or converted into equity securities of the Company, to each Investor, an amount equal to their accrued and unpaid interest under the Note held by the Investor and, if insufficient to fully satisfy same, then to each Investor, a pro rata amount based on a fraction, the numerator of which is the amount of the unpaid principal under the Note held by the Investor and the denominator of which is the total principal amount of all Notes; and (iii) third: until such time as all principal owed to each Investor under the Notes is paid in full or converted into equity securities of the Company, to each Investor, an amount equal to their unpaid principal under each Note and, if insufficient to fully satisfy same, then to each Investor, a pro rata amount based on a fraction, the numerator of which is the amount of the unpaid principal under the Note and the denominator of which is the total principal amount of all Notes. In the event any party hereto obtains, accepts, receives or retains any monies, collateral, assets or properties of or from the Company to which it is not entitled to so obtain, accept, receive or retain pursuant to this Agreement, such party shall hold such monies, collateral, assets or properties in trust for the other party(ies) hereto and shall immediately deliver such monies, collateral, assets or properties to the Agent in the form received, together with such endorsements as may be necessary or appropriate to so transfer such monies, collateral, assets or properties to the Agent.

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5. Exculpation of the Agent. Each Investor agrees that the Agent hereunder shall have the same rights and powers in its capacity as an Investor in the Company as any other Investor and may exercise the same as though it were not the Agent, and that the Agent shall not have any fiduciary or other duties or obligations to any Investor except those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers or take any action that in the Agent’s opinion or the opinion of the Agent’s counsel, may expose the Agent to liability or that is contrary to any Transaction Document or applicable law; shall not, except as expressly set forth herein and in the other Transaction Document, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company; and shall not be liable for any action taken or not taken by it in its capacity as the Agent in good faith or in the absence of its own grow negligence or willful misconduct. The Agent shall be entitled to rely in good faith upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Agent also may rely in good faith upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.

6. Representations, Warranties and Covenants. The Company hereby represents and warrants to the Investors that: (a) no previous assignment of its interest in the Collateral has been made other than to the Bank, (b) the Contracts are in full force and effect and constitutes valid and legally enforceable obligations of the parties thereto. The Company agrees not to assign, sell, pledge, transfer, mortgage or otherwise encumber its interest in the Collateral as long as this Assignment is in effect, or amend the Contracts without the Agent’s prior written consent, which shall not be unreasonably withheld or delayed.

7. Termination. This Agreement, and the security interest and collateral assignment of the Company’s rights in the Collateral, shall automatically terminate and become null and void, without further action by or notice to any party, upon the payment in full of all principal and accrued interest under the Notes or the conversion thereof into equity securities of the Company; and thereupon Agent and the Investors shall execute and deliver to the Company any instruments which may be necessary or appropriate to terminate such security interest and assignment and to reassign the Collateral to the Company.

8. Modification; Waiver. Any terms and conditions of this Agreement may be changed, amended or waived with the written consent of the Company and the Investors holding Notes representing 67% of the principal amount of the Notes outstanding from time to time; provided, however, that no such change, amendment or waiver that would impair the rights or alter the obligations of the Agent shall be binding upon the Agent without with its written consent.

9. Notices. Any notice, request or other document required or permitted to be given or delivered to any party hereunder shall be delivered in accordance with the notice provisions of the Purchase Agreement.

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10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

11. Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered to be valid and effective for all purposes.

12. Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

13. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

14. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH APRTY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Page Follow]

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IN WITNESS WHEREOF, the parties have executed this Security Assignment Agreement as of the date first written above.

DEBTOR:	AMERICAN POWER GROUP CORPORATION

	By:	/s/ Charles E. Coppa
	Name:	Charles E. Coppa, Chief Financial Officer

SECURED PARTY:

By:
Name:

Address:

[Secured party signature pages to this agreement are on file with

American Power Group Corporation and are intentionally omitted]

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